UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CIGNA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	06-1059331
(State of Incorporation)	(I.R.S. Employer
Identification No.)

One Liberty Place, 1650 Market Street
Philadelphia, PA 19192-1550
(Address of Principal Executive Offices) (Zip Code)

CIGNA Long-Term Incentive Plan
(Full title of the plan)

Carol J. Ward
Corporate Secretary
CIGNA Corporation
One Liberty Place
1650 Market Street
Philadelphia, PA 19192-1550
(Name and address of agent for service)

(215) 761-1000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock par value $0.25 per share(1)	10,000,000 shares(1)	$44.22(2)	$442,200,000	$35,773.98

(1)

Securities registered hereunder include an equal number of Rights to Purchase Junior Participating Preferred Stock, Series D, which are attached to the shares of Common Stock referenced above. No registration fee is required with respect to such securities.

(2)

The offering price is estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, on the basis of the average of the high and low prices of the Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on August 6, 2003.

        This Form S-8 Registration Statement is filed with the Securities and Exchange Commission (the “Commission”) pursuant to General Instruction E to Form S-8. The Form S-8 Registration Statement filed with the Commission on June 7, 1995 by CIGNA Corporation (the “Registrant”), File Number 33-60053, is hereby incorporated by reference into this Form S-8. All capitalized terms not defined herein shall have the same meaning as set forth in the June 7, 1995 Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The Registrant hereby incorporates by reference in this Registration Statement the following documents:

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003;

(c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2002; and

(d) The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-B dated March 22, 1982, the description of Preferred Stock Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A/A Amendment No. 1 dated July 22, 1998, as amended by the Registrant’s filings on Form 8-A/A Amendment No. 2 dated December 14, 1998 and Form 10-K for the year ended December 31, 2001, and any amendment or report filed for the purpose of updating such descriptions.

        All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 5. Interests of Named Experts and Counsel.

        The legality of the 10,000,000 shares of Common Stock registered hereby has been passed upon by Pauline Candaux, Esquire, Chief Counsel, Corporate and Financial Law, of the Registrant. Ms. Candaux presently holds shares of Common Stock of the Registrant, both directly and in the Registrant’s 401(k) plan, as well as Restricted Stock Grants and options to purchase additional shares of Common Stock.

Item 8. Exhibits.

        Documents filed as Exhibits hereto are listed in the Exhibit Index appearing on page E-1.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on August 11, 2003.

CIGNA CORPORATION

By: /s/ Carol J. Ward
Carol J. Ward
Corporate Secretary

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 11, 2003.

Principal Executive Officer:

*H. EDWARD HANWAY
H. Edward Hanway
Chairman of the Board, Chief
Executive Officer and a Director

Principal Financial Officer:	Principal Accounting Officer:

/s/ Michael W. Bell	/s/ Annmarie T. Hagan
Michael W. Bell	Annmarie T. Hagan
Executive Vice President	Vice President and
and Chief Financial Officer	Chief Accounting Officer

                                                           Directors:

*ROBERT H. CAMPBELL	*CHARLES R. SHOEMATE
Robert H. Campbell	Charles R. Shoemate

*H. EDWARD HANWAY	*LOUIS W. SULLIVAN, M.D.
H. Edward Hanway	Louis W. Sullivan

*PETER N. LARSON	*HAROLD A. WAGNER
Peter N. Larson	Harold A. Wagner

*JOSEPH M. MAGLIOCHETTI	*CAROL COX WAIT
Joseph M. Magliochetti	Carol Cox Wait

*JOSEPH NEUBAUER	*MARILYN WARE
Joseph Neubauer	Marilyn Ware

                                                           *By: /s/ Carol J. Ward
                                                           Carol J. Ward
                                                           Attorney-in-Fact

EXHIBIT INDEX

Number	Description	Method of Filing

4.1	Restated Certificate of Incorporation of CIGNA Corporation as last amended July 22, 1998	Filed as Exhibit 3 to CIGNA Corporation's Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference.

4.2	By-Laws of CIGNA Corporation as last amended and restated December 11, 2000	Filed as Exhibit 3.2 to CIGNA Corporation's Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.

4.3	Description of Common Stock	Filed as Item 1 to CIGNA Corporation’s Form 8-B dated March 22, 1982 and incorporated herein by reference.

4.4	Description of Preferred Stock Purchase Rights,
including the Amended and Restated Shareholder
Rights Agreement dated as of July 22, 1998
between CIGNA Corporation and First
	Chicago Trust Company of New York	Filed as Item 1 and Exhibit 1 to CIGNA Corporation's Form 8-A/A Amendment No. 1 dated July 22, 1998 and incorporated herein by reference.

4.5	Amended description of Preferred Stock Purchase Rights, including the Amendment No. 1 dated as of December 14, 1998 to the Amended and Restated Shareholder Rights Agreement	Filed as Item 1 and Exhibit 1 to CIGNA Corporation's Form 8-A/A Amendment No. 2 dated December 14, 1998 and incorporated herein by reference.

4.6	Amended description of Preferred Stock Purchase Rights, including the Amendment No. 2 dated as of December 31, 2001 to the Amended and Restated Shareholder Rights Agreement	Filed as Exhibit 10.1 to CIGNA Corporation's Form 10-K for the year ended December 31, 2001 and incorporated herein by reference.

4.7	CIGNA Long-Term Incentive Plan as amended and restated January 1, 2000	Filed as Appendix A to the CIGNA Corporation's Definitive Proxy Statement on Schedule 14A dated March 22, 2000 and incorporated herein by reference.

4.8	Amendment No. 1 dated as of July 31, 2000 to the CIGNA Long-Term Incentive Plan	Filed as Exhibit 10.2 to CIGNA Corporation's Form 10-Q for the quarter ended September 30, 2000 and incorporated herein by reference.

E-1

5	Opinion of Counsel as to legality of securities	Filed herewith.

23.1	Consent of Counsel (included in Exhibit 5)	Filed herewith.

23.2	Consent of Independent Accountants	Filed herewith.

24	Powers of Attorney	Filed herewith.

E-2